                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                             WESTBANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                    NOTICE OF
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 18, 2001
                                       AND
                                 PROXY STATEMENT




                             Your Vote Is Important
   You are urged to exercise your right to vote by indicating your choices on the enclosed proxy card. Please date, sign and promptly return your proxy card in the enclosed postage-paid envelope. You may, nevertheless, vote in person if you attend the meeting.

                              WESTBANK CORPORATION
                                 225 PARK AVENUE
                   WEST SPRINGFIELD, MASSACHUSETTS 01089-3310

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 18, 2001


                                                                  MARCH 16, 2001


TO THE SHAREHOLDERS OF WESTBANK CORPORATION:

Notice is hereby given that the 2001 Annual Meeting of Shareholders of Westbank Corporation (the "Corporation") will be held at 9:00 AM on Wednesday, April 18, 2001, at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts 01089, for the following purposes, all as set forth in the Proxy Statement accompanying this notice:

         1. Election of the individuals listed as nominees in the Proxy Statement accompanying this notice of meeting.

         2. Ratification of the appointment of the firm of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 2001.

         3. To act upon such other maters as may properly be brought before the meeting or any adjournment thereof.

The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting has been fixed at 5:00 PM, March 5, 2001.

                                       By order of the Board of Directors


                                                Robert J. Perlak
                                                      Clerk

West Springfield, Massachusetts
March 16, 2001





PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY, NEVERTHELESS, VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                                 PROXY STATEMENT


Approximate date of mailing
March 16, 2001


                              WESTBANK CORPORATION
                                 225 PARK AVENUE
                   WEST SPRINGFIELD, MASSACHUSETTS 01089-3310
                                 (413) 747-1400


                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 2001




                                  INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Westbank Corporation (the "Corporation") to be used at the 2001 Annual Meeting of Shareholders of the Corporation to be held at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts 01089 on Wednesday, April 18, 2001 at 9:00 AM and at any adjournments thereof.

The close of business on March 5, 2001 has been fixed as the record date for determination of shareholders of the Corporation entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders. The only class of issued and outstanding voting securities of the Corporation is the $2.00 par value Common Stock (the "Common Stock"). As of the record date, the number of shares of Common Stock outstanding and entitled to vote at the 2001 Annual Meeting of Shareholders is 4,238,462. Each share of Common Stock is entitled to one vote.

The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 2001 Annual Meeting is required to approve the auditor of the Corporation. The affirmative vote of a plurality of the votes cast by shareholders is required to elect Directors.

Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person. A shareholder that has given a proxy has the power to revoke it at any time before it is exercised by delivering notice of revocation, or a duly executed proxy bearing a later date, to the Treasurer of the Corporation.

ELECTION OF DIRECTORS



The By-Laws of the Corporation provide, in substance, that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the term of office of one class shall expire and a successor class shall be elected at each Annual Meeting of the Shareholders. The Corporation's Board of Directors presently consists of nine members.

Six Directors will continue to serve after the 2001 Annual Meeting of Shareholders. In accordance with the By-Laws of the Corporation, three (3) nominees shall be elected to serve a three(3)-year term, until the 2004 Annual Meeting of Shareholders and for such further time as may be required for the election and qualification of their successors. Unless returned proxies properly indicate that authority to vote for any of the nominees named herein is withheld, all proxies received by the Corporation in time for the 2001 Annual Meeting of Shareholders will be voted in favor of the election of the nominees listed below. In the event any of the nominees named herein becomes unable or unwilling to accept nomination for election, the persons identified as proxies in the accompanying form of proxy will vote the shares represented by executed proxies in favor of the nomination and election of such substitute nominees as the Board of Directors of the Corporation may select.

The following tables name the individuals nominated for Director and those Directors of the Corporation who will continue to serve after the Meeting, and indicate their age, the period of time they have served as Director of the Corporation or its predecessor, their position with the Corporation, and their principal occupation or employment. No nominee or Director holds a directorship in any corporation, other than the Corporation, with a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any corporation registered as an investment company under the Investment Company Act of 1940.

The following individuals are nominees for election as a Director of the Corporation at the 2001 Annual Meeting to serve for a three-year term until the 2004 Annual Meeting of Shareholders:

         NOMINEE AND CURRENT OCCUPATION                       HAS SERVED ON BOARD OF
            OR EMPLOYMENT; BUSINESS                        DIRECTORS OF THE CORPORATION            CORPORATE
       EXPERIENCE DURING THE PAST 5 YEARS          AGE       OR ITS PREDECESSOR SINCE            OFFICES HELD
       ----------------------------------          ---       ------------------------            ------------
Roland O. Archambault
     President and Owner
     Pinnacle Raceway                               68                 1989                        Director

Donald R. Chase
     President and Chief Executive Officer
     Westbank Corporation;                                                                Director, Vice Chairman of
     President and Chief Executive Officer                                                 the Board, President and
     Park West Bank and Trust Company               54                 1990                 Chief Executive Officer

George R. Sullivan
     Chief Executive Officer                        47                 1997                        Director
     Sullivan Paper Company, Inc.

The following Directors will continue to serve after the meeting:

      Director and Current Occupation                     Has Served on Board of
          Or Employment; Business                      Directors of the Corporation          Corporate
     Experience During the Past 5 years        Age       or Its Predecessor Since          Offices Held          Term Expires In
     ----------------------------------        ---       ------------------------          ------------          ---------------

Mark A. Beauregard
     Attorney
     Resnic, Beauregard, Waite and Driscoll     49                 1986                      Director                  2002

David R. Chamberland
     President
     Chicopee Building Supply, Inc.             62                 1989                      Director                  2002

Ernest N. Laflamme, Jr.
     Treasurer                                                                               Director,
     City of Chicopee                           69                 1987                Chairman of the Board           2003

G. Wayne McCary
     President and Chief Executive Officer
     Eastern States Exposition                  58                 1999                      Director                  2003

Robert J. Perlak
     Corporate Clerk
     Westbank Corporation;
     Private Investor                           65                 1987                 Director and Clerk             2002

James E. Tremble
     President
     Valley Communications Systems, Inc.        62                 1986                      Director                  2002

The total number of special and regular meetings of the Board of Directors of the Corporation during the fiscal year ended December 31, 2000 was twelve (12). Each Director attended at least 75% of all Board of Directors meetings held in 2000 during the period for which each was a Director. In addition to serving as Directors of the Corporation, board members also serve as the Board of Directors of the Corporation's wholly owned subsidiary, Park West Bank and Trust Company ("Park West"). During 2000, the Board of Directors of Park West met twelve (12) times. All Directors attended at least 75% of all board meetings of Park West during the period for which each was a Director.


COMMITTEES

The Board of Directors each year appoints Directors to serve on standing committees of the Board of Directors, including the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. The members of the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee of the Corporation also make up these same committees for Park West. All Directors attended at least 75% of the meetings of committees of which they were a member during the period each was a Director.


EXECUTIVE COMMITTEE

The members of the Executive Committee in 2000 were Messrs. Laflamme, Beauregard, Chase, Sullivan and Tremble. The Executive Committee met fourteen
(14) times during 2000.


COMPENSATION COMMITTEE

The members of the Compensation Committee in 2000 were Messrs. Laflamme, Beauregard, Sullivan and Tremble. The Compensation Committee met once in 2000.


NOMINATING COMMITTEE

The members of the nominating Committee in 2000 were Messrs. Chamberland, Chase, Laflamme and Sullivan. The Committee nominates Directors for election by shareholders at the Annual Meeting, reports to the Board of Directors on or before December 31 of each year its nominations and submits its nominees for Directors for publication in the Notice of Annual Meeting of Shareholders and Proxy Statement. The Committee met one time during 2000. The Nominating Committee will consider nominees recommended by the Corporation's shareholders prior to December 1 of each year.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors has developed a charter for the Committee, which was approved by the full Board on May 17, 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in the Appendix to this Proxy Statement.

As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three (3) broad categories:

         - first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's outside auditors about draft annual financial statements and key accounting and reporting matters;

         - second, the Committee is responsible for matters concerning the relationship between the Corporation and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Corporation; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to Independence Standards Board Standard No. 1); and

         - third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Corporation's internal auditing program.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met four (4) times during Fiscal Year 2000.

In overseeing the preparation of the Corporation's financial statements, the Committee met with both management and the Corporation's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Corporation's outside auditors, the Committee, among other things, discussed with Deloitte & Touche, LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Listed below are aggregate fees billed to the Corporation for the fiscal year ended December 31, 2000 by the Corporation's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte"):



Audit Fees            $118,015
All Other Fees          32,820 (a) (b)

(a)  Includes fees for tax, compliance, consulting and other non-audit services.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.



Finally, the Committee continued to monitor the scope and adequacy of the Corporation's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.


EXECUTIVE OFFICERS

In addition to the President of the Corporation, who is a Director and is listed in the tables above, the other executive officers of the Corporation are as follows: Gary L. Briggs, age 50, is Executive Vice President of the Corporation and Park West; John M. Lilly, age 52, is Treasurer and Chief Financial Officer of the Corporation and is also Executive Vice President and Treasurer of Park West. Each executive officer serves for a one-year term or until their successor is elected and qualified.

                          BENEFICIAL OWNERSHIP OF STOCK


The following table sets forth certain information as of the record date with respect to all individuals known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation:


                                            NUMBER OF SHARES
       NAME AND ADDRESS OF OWNER         BENEFICIALLY OWNED (1)              PERCENT OF OUTSTANDING SHARES
       -------------------------         ----------------------              -----------------------------
Richard S. Sullivan
Carol B. Sullivan
96 Prynwood Road
Longmeadow, MA 01106                                     332,738                                7.9%

Donald R. Chase
Diana L. Chase
39 Timber Ridge Road
West Springfield, MA 01089                               273,179 (2)                            6.4%



--------
(1) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.

(2) Included in the shares beneficially owned by Mr. Chase are 136,000 unexercised stock options.

The following table and related notes set forth information as of the record date regarding the Corporation's Common Stock beneficially owned by each Director and nominee and by Directors, nominees and officers of the Corporation:

          NAME OF INDIVIDUAL                       NUMBER OF SHARES
          OR PERSONS IN GROUP            BENEFICIALLY OWNED (1) (2) (3)             PERCENT OF OUTSTANDING SHARES
          -------------------            ------------------------------             -----------------------------
Roland O. Archambault                                   21,431 (4)                                  .5%
Mark A. Beauregard                                      23,517                                      .6
David R. Chamberland                                    20,245                                      .5
Donald R. Chase                                        273,179 (4) (5)                             6.4
Ernest N. Laflamme, Jr.                                 55,861                                     1.3
G. Wayne McCary                                          8,500                                      .2
Robert J. Perlak                                        51,892                                     1.2
George R. Sullivan                                      25,000 (4)                                  .6
James E. Tremble                                        19,062                                      .4
All Directors, nominees and
Executive Officers as a group
(11 persons, including those                           688,289                                    16.2
named above)(3) (5)

Section 16(a) Beneficial Ownership Reporting Act of 1934, as amended (the "Exchange Act"), requires the Corporation's Directors, Executive Officers and holders of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. The Corporation believes that, during the fiscal year ended December 31, 2000, all such persons complied with all Section 16(a) filing requirements. In making this statement, the Corporation has relied upon the written representations of its Directors and Executive Officers.



--------
(1) Based upon information provided to the Corporation by the indicated persons.

(2) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.

(3) The information in the table includes all shares under stock options that were exercisable on the record date or 60 days thereafter. As of that date, Mr. Chase owned exercisable options to purchase 136,000 shares, and all Directors and Officers as a group owned exercisable options to purchase 348,000 shares.

(4) Indicates a nominee for election as a Director of the Corporation at the 2001 Annual Meeting of Shareholders.

(5) For the purposes of the above table, the term "Executive Officer" means any individual elected as an Executive Officer of the Corporation.

                        EXECUTIVE MANAGEMENT COMPENSATION


Compensation decisions for executive officers of the Corporation are made by the Compensation Committee and approved by the full Board of Directors. Mr. Chase, who is a member of the Board of Directors, as well as an executive officer of the Corporation, is not a member of the Compensation Committee and neither participated in nor voted upon his compensation package as a member of the Board of Directors.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE MANAGEMENT COMPENSATION

Set forth below is the report of the Compensation Committee of the Corporation regarding executive management compensation, as required by applicable rules of the Securities and Exchange Commission.

The executive compensation program of the Corporation consists of three (3) primary components: base salary, cash incentive compensation and stock options, all of which are administered by the Compensation Committee.

Decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are approved by the full Board of Directors, except as otherwise set forth herein. In determining the proper amount of compensation for each executive officer, the Compensation Committee considers various factors, including, inter alia:

         -    the performance of the Corporation;

         - the individual's performance as an executive officer of the Corporation;

         - the amount of compensation paid to similarly situated executive officers in similar sized corporations; and

         -    the length of service with the Corporation.

During 1995, the Corporation engaged the firm of Deloitte & Touche LLP to review the Bank's retirement plan for executive officers. As a result of this review, the Compensation Committee adopted the Westbank Supplemental Executive Retirement Plan (the "Supplemental Plan"). The purpose of the Supplemental Plan is to provide executives with retirement benefits that are comparable to those provided to its other employees.

During 1997, the Compensation Committee engaged Thomas Warren & Associates, Inc. to assist in establishing salary levels and an incentive compensation plan for the Corporation's senior executives ("The Incentive Compensation Plan"). The Incentive Compensation Plan was adopted by the Compensation Committee and is used as a guide in determining executive officer compensation.

During 2000, the Chief Executive Officer, Donald R. Chase, received a salary increase of $55,500, an increase of twenty-one percent (21%) of his base salary. The increase was recommended by the Compensation Committee following its evaluation of Mr. Chase's performance as Chief Executive Officer and the overall performance of the Corporation for 1999. In addition, as a result of The Incentive Compensation Plan, Mr. Chase received a cash bonus of $74,060. In addition, the Corporation contributed $33,987 to the Supplemental Plan for the benefit of Mr. Chase.

The other executive officers named in the Summary Compensation Table, Messrs. Briggs and Lilly, were granted a salary increase of twenty percent (20%) during 2000, based on the Corporation's and their individual performances. As a result of the Incentive Compensation Plan, each received a cash bonus of $30,360. In addition, the Corporation contributed $25,417 and $25,697, respectively, to the Supplemental Retirement Plan.

The Compensation Committee believes that the 2000 compensation of executive officers is reasonable, given the Corporation's performance and utilizing the criteria listed above.

Respectfully submitted by:

         Ernest N. Laflamme, Jr.            Mark A. Beauregard
                  Chairman                  George R. Sullivan
                                            James E. Tremble
                                                     The Compensation Committee


COMPENSATION INFORMATION

The following table sets forth the cash compensation paid, as well as long-term compensation paid, for each of the last three fiscal years to all executive officers of the Corporation who received over $100,000.00 in cash compensation during 2000.


SUMMARY COMPENSATION TABLE

                                  Annual Compensation                        Long-Term Compensation
                                                                         Award                              Payouts
                                                           Other
                                                           Annual        Restricted                         All Other
Name and                                                   Compen-       Stock        Options/    LTIP      Compen-
Principal Position          Year      Salary     Bonus     sation ($)    Award(s)($)  SAR's(#)    Payouts   sation ($)
------------------          ----      ------     -----     ----------    -----------  --------    -------   ----------
Donald R. Chase             2000    $320,000    $74,060      N/A            N/A          N/A        N/A     $51,234 *
President and               1999    $264,500    $50,600      N/A            N/A       36,000        N/A     $36,505 *
Chief Executive Officer     1998    $230,000    $58,000      N/A            N/A       50,000        N/A     $29,870 *

Gary L. Briggs              2000    $165,000    $30,360      N/A            N/A          N/A        N/A     $25,417 **
Executive Vice President-   1999    $138,000    $21,600      N/A            N/A       12,000        N/A     $16,182 **
Lending                     1998    $120,000    $24,200      N/A            N/A       15,000        N/A     $14,103 **

John M. Lilly               2000    $165,000    $30,360      N/A            N/A          N/A        N/A     $25,697 **
Treasurer and               1999    $138,000    $21,600      N/A            N/A       12,000        N/A     $16,182 **
Chief Financial Officer     1998    $120,000    $24,200      N/A            N/A       15,000        N/A     $14,103 **

* Mr. Chase's other compensation during 2000, 1999 and 1998, respectively, consisted of a $17,247, $16,182 and $16,592 contribution to the Money Purchase Pension Plan and a $33,987, $20,321 and $13,278 contribution to the Corporation's Supplemental Executive Retirement Plan and 401K Plan.

** Messrs. Briggs and Lilly's other compensation during 2000, 1999 and 1998, respectively, consisted of contributions to the Money Purchase Pension Plan totaling $17,247, $16,182 and $14,103 and a contribution to the Corporation's Supplemental Executive Retirement Plan and 401K Plan of $8,170 and $8,451 during 2000.

1985 INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES

In February, 1985, the Board of Directors of the Corporation unanimously adopted the 1985 Incentive Stock Option Plan for Key Employees (the "1985 Stock Plan"), which was approved by the shareholders at the Annual Meeting in April, 1985. The 1985 Stock Plan was amended by shareholders at the Corporation's 1994 Annual Meeting, which amendment increased the number of shares of Common Stock reserved thereunder by 200,000 shares.

The 1985 Stock Plan is administered by the Board of Directors. The Board of Directors was authorized to grant stock options to the professional and supervisory employees of the Corporation and its subsidiaries at any time until February 19, 1995.

All options were granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Board of Directors. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred, other than by will or the laws of descent or distribution.

As of February 19, 1995, the 1985 Stock Plan expired. No options were granted or available for granting during 2000.

A total of 1,000 options were exercised in 2000. No options were terminated during 2000 and a total of 38,828 options remain unexercised as of the record date.


1996 STOCK INCENTIVE PLAN

On February 21, 1996, the Board of Directors unanimously adopted the Westbank Corporation 1996 Stock Incentive Plan (the "1996 Plan"), which was approved by the shareholders at the Annual Meeting in April, 1996.

The 1996 Plan is administered by the Compensation Committee (the "Committee"). The Committee is authorized to grant Employee Awards under the 1996 Plan to any employee. In practice, Employee Awards are made to a group of management employees.

All options are granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Committee. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred, other than by will or the laws of descent or distribution.

The Board of Directors may, at any time, terminate and, from time to time, may amend or modify the 1996 Plan, without approval of Westbank shareholders, except to the extent that such shareholder approval is required by applicable law or regulation. There is no set termination date for the 1996 Plan.

No incentive stock options were granted during 2000 and no options were exercised. A total of 312,000 options remain unexercised as of the record date.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                               Number of
                                                                              Securities
                                                                              Underlying         Value of Unexercised
                             Shares Acquired             Value           Unexercised Options    In-the-Money Options
          Name               on Exercise (#)          Realized ($)          at FY-End (#)           at FY-End ($)
          ----               ---------------          ------------          -------------           -------------
Donald R. Chase                    0                       0                136,000                 $     0
Gary L. Briggs                     0                       0                 55,000                       0
John M. Lilly                      0                       0                 73,000                  18,000


LONG-TERM INCENTIVE PLANS AND RETIREMENT PLANS

The Corporation does not maintain any "Long-Term Incentive Plans" for its executive officers.

The Corporation has no pension, profit sharing or similar plans for its executive officers or employees. As set forth below, however, the executive officers and employees are eligible to participate in the Park West Money Purchase Pension Plan.

Park West maintains a Money Purchase Pension Plan (the "Plan") available to employees of the Corporation, Park West and Cargill Bank ("Cargill"). Full-time employees become eligible to participate in the Plan when they have both (i) reached the age of 20-1/2 and (ii) completed six (6) months of service (as defined in the Plan).

Contributions to the Plan may be made by Park West, Cargill and a participant. Park West and Cargill's contributions will be made to the Plan whether or not a participant chooses to contribute. The annual contribution by Park West to each participant's account for 2000 equals 7% of a participant's annual compensation, plus 5.7% of a participant's annual compensation in excess of the participant's Social Security Taxable Wage Base. During 2000, Park West Contributed $17,247 each for the account of the three (3) executive officers and Park West contributed in the aggregate $51,741 for the accounts of all executive officers to the Money Purchase Pension Plan.

DIRECTOR COMPENSATION

During 2000, Directors of the Corporation who are not salaried employees received Directors' fees of $12,000. The Chairman of the Board of Directors received annual remuneration of $17,500, while the Clerk of the Corporation received an annual fee of $14,500. Directors who are also salaried employees receive no additional compensation for their services as Directors of the Corporation.


1995 DIRECTORS STOCK OPTION PLAN

In February, 1995, the Board of Directors of the Corporation unanimously adopted the 1995 Directors Stock Option Plan (the "1995 Plan"), which was approved by the shareholders at the Annual Meeting in April, 1995.

The 1995 Plan is administered by the non-employee Directors. The purpose of the 1995 Plan is to enhance the Corporation's ability to attract and retain highly qualified individuals to serve as members of the Corporation's Board of Directors and to provide additional incentives to non-employee Directors to promote the success of the Corporation.

On each anniversary of the effective date of the 1995 Plan, each eligible Director shall be granted an option to purchase 1,000 shares of the Corporation's Common Stock. A total of 8,000 options were granted on February 15, 2001 at an option price of $7.88 per share. A total of 29,000 shares remain available for future grants under the 1995 Plan.

Each stock option terminates not more than 10 years after the date of the grant. Payment of stock purchased on the exercise of an option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred, other than by will or the laws of descent or distribution. No options were exercised during 2000.

1996 STOCK INCENTIVE PLAN

On February 21, 1996, the Board of Directors adopted the Westbank Corporation 1996 Stock Incentive Plan (the "1996 Plan"), which was approved by the shareholders at the Annual Meeting in April, 1996.

The 1996 Plan authorizes the automatic grant of nonqualified stock options ("Director Stock Options") to non-employee Directors ("Eligible Directors") upon the terms and conditions set forth in the 1996 Plan. The 1996 Plan is intended to provide incentives and rewards for employees and Eligible Directors (i) to support Westbank's business and human resource strategies and the achievement of its goals, and (ii) to associate the interests of employees and Eligible Directors with those of Westbank's shareholders.

Under the 1996 Plan, Eligible Directors were granted options to purchase 1,000 shares at an exercise price of $9.00 per share during 2000.

No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant. However, if an Eligible Director ceases to be an Eligible Director for any reason, all Director Stock Options which are otherwise exercisable shall terminate on the earlier of three years after such cessation date or the expiration date, whichever first occurs. No Director Stock Options were exercised during 2000.


CARGILL BANK DIRECTORS AND OFFICERS STOCK OPTION PLAN

During 1992, Cargill Bancorp, Inc. adopted a Stock Option Plan for its Directors and officers. All options expire fifteen (15) years after the date of the grant. No options were exercised during 2000 and 43,908 options remain unexercised. No options are available for future grants.


EMPLOYMENT AND TERMINATION AGREEMENTS

Donald R. Chase has entered into a Termination Agreement with Park West regarding termination of employment subsequent to a "change in control" of Park West as defined in the Termination Agreement. Following the occurrence of a change in control, if Mr. Chase's employment is terminated (except because of retirement, death, disability or for "cause" as defined in the Termination Agreement) or is voluntarily terminated by Mr. Chase for "good reason" as defined in the Termination Agreement, then Mr. Chase shall be entitled to a lump sum payment approximately equal to three (3) times his average annual compensation for the previous five (5) years.

PERFORMANCE COMPARISON GRAPH

Set forth below is a graph illustrating the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1995, in each of the following:

         a.       The Standard & Poor's 500 Index

         b. A hypothetical fund with investments in the stock of peer corporations (the "Peer Group")

         c.       Westbank Corporation

The Peer Group consists of New England financial institutions with assets totaling between $300 and $600 million. The members of the Peer Group are:

Alliance Bancorp of New England         Hingham Institution for Savings            Northeast Bancorp
Bancorp Connecticut, Inc.               Ipswich Bancshares, Inc.                   Slade's Ferry Bancorp
Bar Harbor Bank Shares                  Lawrence Savings Bank                      Wainwright Bank & Trust Company
Central Bancorp, Inc.                   New Hampshire Thrift Bancshares, Inc.      Warren Bancorp, Inc.
                                        NewMil Bancorp, Inc.


             Year                        Westbank                       Peer                        S&P 500
             ----                        --------                       ----                        -------
             1995                          100                           100                         100
             1996                          140.11                        130.13                      120.26
             1997                          197.71                        208.58                      157.56
             1998                          203.97                        163.62                      199.57
             1999                          140.48                        144.82                      238.54
             2000                          119.49                        147.06                      214.36


MISCELLANEOUS

During 2000, certain of the Corporation's executive officers, Directors and nominees for Director, beneficial owners of more than 5% of the outstanding common stock of the Corporation and members of their immediate family and associates have had, and expect to have in the future, transactions in the ordinary course of business with Park West and/or Cargill, including borrowings, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and not involving more than normal risk of collectibility or presenting other unfavorable features.

                          EMPLOYEE STOCK OWNERSHIP PLAN

On January 1, 1989, the Corporation's Employee Stock Ownership Plan (the "ESOP") became effective. The ESOP is administered and otherwise governed by the provisions of the ESOP and a related Trust Agreement. Pursuant to the terms of the ESOP, the Trustee may invest the ESOP's Trust Assets in, among other investments, shares of the Common Stock of the Corporation. As of the record date, no shares of the Common Stock of the Corporation were owned by the ESOP Trust.


                           DIVIDEND REINVESTMENT PLAN

In 1989, the Corporation implemented a Dividend Reinvestment and Common Stock Purchase Plan (the "Dividend Reinvestment Plan"), which was amended during 1995 and the amendment was approved by the shareholders at the 1995 Annual Meeting. Pursuant to the amended Dividend Reinvestment Plan, shareholders of the Corporation's Common Stock may invest all or a portion of that shareholder's quarterly cash dividend, plus up to $10,000 per calendar quarter, in additional shares of the Corporation's Common Stock. During 2000, 65,121 shares of the Corporation's Common Stock were purchased through the Dividend Reinvestment and Common Stock Purchase Plan.


                        RATIFICATION OF THE SELECTION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

Deloitte & Touche LLP ("Deloitte"), certified public accountants, have served as auditors for the Corporation since 1994 and, subject to ratification by the shareholders, that firm has been chosen by the Board of Directors to act as the Corporation's auditor for 2001. During 2000, Deloitte provided audit services in connection with the examination of the financial statements of the Corporation, Park West and Cargill, and other accounting matters. Neither Deloitte nor any of its partners has any direct or indirect financial interest in, or connection with (other than as independent auditor), the Corporation, Park West or Cargill.

A representative of Deloitte & Touche LLP is expected to be present at the Corporation's 2001 Annual Meeting of Shareholders. He/she will have the opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Corporation's auditor and, unless otherwise directed, proxies will be voted in favor of this selection.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Corporation is not aware of any business to be presented at the 2001 Annual Meeting other than matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, or any adjournment thereof, the enclosed Proxy will be voted on such matters in accordance with the recommendations of the Corporation's Board of Directors.


                                  MISCELLANEOUS

The expense of this solicitation on behalf of the Board of Directors will be paid by the Corporation. To the extent necessary in order to assure sufficient representation of shareholders at the Meeting, officers and employees of the Corporation may personally, by telephone or by other means, contact shareholders to request the return of proxies. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy material to beneficial owners in order to solicit authorizations for the execution of proxies. The Corporation may, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material.


                              STOCKHOLDER PROPOSALS

Any stockholder proposals (including Director nominations) submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Corporation's 2002 Annual Meeting of Stockholders must be received by the Corporation by November 17, 2001 to be eligible for inclusion in the Proxy Statement and Form of Proxy to be distributed by the Board of Directors in connection with such meeting. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the Proxy Statement and Form of Proxy.

The Corporation's By-Laws provide that any stockholder proposals (including Director nominations) intended to be presented at the Corporation's 2002 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Corporation on or between the dates of December 20, 2001 and February 3, 2002, together with all supporting documentation required by the Corporation's Amended By-Laws. However, if the 2002 Annual Meeting is scheduled to be held on a date more than 30 days before April 17, 2002, or more than sixty (60) days after April 17, 2002, a stockholder's notice shall be timely filed if delivered to, or received by, the Corporation at its principal executive office not later than the close of business on the later of (a) seventy-five (75) days prior to the date of such rescheduled Meeting or (b) the fifteenth 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

                                  ANNUAL REPORT

A copy of the Corporation's Annual Report for 2000, including financial statements, is enclosed. The Annual Report is not to be regarded as proxy soliciting material.

                                           By order of the Board of Directors



                                                     Robert J. Perlak
                                                           Clerk

Dated:  March 16, 2001





                                     NOTICE

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE CORPORATION UPON WRITTEN REQUEST ADDRESSED TO JOHN M. LILLY, TREASURER, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01089-3310.

                                    APPENDIX


                        WESTBANK AUDIT COMMITTEE CHARTER

Organization
There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of a minimum of three (3) directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

Statement of Policy
The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditor and the financial management of the Corporation.

Responsibilities
In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

    - review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries;

    - meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper;

    - review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

    - review the internal audit function of the Corporation, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors;

    - review at each meeting findings from completed internal audits and the progress on completing the proposed internal audit plan;

    - review with management and the independent auditors the financial statements contained in the annual report to shareholders, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders;

    -    review any changes in accounting principles;

    - provide sufficient opportunity for the internal and independent auditors to meet with members of the Committee without members of management present;

    - submit the Minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors; and

    - investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                              WESTBANK CORPORATION
           PROXY FOR 2001 ANNUAL SHAREHOLDERS MEETING - APRIL 18, 2001

     I, the undersigned holder of common stock of Westbank Corporation, hereby appoint Gary L. Briggs and Kathleen A. Jalbert, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the 2001 Annual Meeting of Shareholders of Westbank Corporation to be held at 9:00 A.M., April 18, 2001, at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote as indicated below.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.


1. ELECTION OF DIRECTORS: To elect the following Directors of the Corporation for a three-year term until the 2004 Annual Meeting of Shareholders.

                  Roland O. Archambault               / /    FOR        / /    AGAINST     / /    ABSTAIN
                  Donald R. Chase                     / /    FOR        / /    AGAINST     / /    ABSTAIN
                  George R. Sullivan                  / /    FOR        / /    AGAINST     / /    ABSTAIN

2. SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS. To ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2001.

                                                      / /    FOR        / /    AGAINST     / /    ABSTAIN

                                                                          (over)

3. OTHER BUSINESS. In their discretion, to act upon the transaction of such other business as may properly come before the meeting and any adjournment thereof.


                                            Date:
                                                 ------------------------------

                                            -----------------------------------
                                                (Signature of Shareholder)

                                            -----------------------------------
                                                (Signature, if jointly held)

                                            When signing as Attorney, Executor,
                                            Administrator, Trustee or Guardian,
                                            please give full title. IF MORE THAN
                                            ONE TRUSTEE, ALL SHOULD SIGN. ALL
                                            JOINT OWNERS MUST SIGN.



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.